As filed with the Securities and Exchange Commission on July 12, 2018

Registration No. 333-225987

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FANHUA INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

27/F, Pearl River Tower

No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People’s Republic of China

Tel: +86 20 83886888

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, New York 10016

+1 800 221-0102

(Name, address and telephone number of agent for service)

Copies to:

David T. Zhang, Esq.

Benjamin W. James, Esq.

Kirkland & Ellis International LLP

c/o 26th Floor, Gloucester Tower, The Landmark

15 Queen's Road Central, Hong Kong

+852 3761-3318

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Ordinary Share(3)		Proposed Maximum Aggregate Offering Price(3)		Amount of Registration Fee(4)
Ordinary shares, par value US$0.001 per share(1)	66,000,000	US$	1.3985	US$	92,301,000	US$	11,492

(1)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (Registration No. 333-146765) filed with the Securities and Exchange Commission. Each ADS represents twenty ordinary shares.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional ordinary shares of Fanhua Inc., or the Registrant, as may hereafter be offered or issued by reason of any share dividend, share split, bonus issue, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding ordinary shares.

(3)	The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, and is based on the average of the high and low sales prices of the Registrant’s American depository shares on June 28, 2018, as reported on the NASDAQ Global Select Market.

(4)

Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the full amount of the registration fee due under this registration statement with registration fees previously paid with respect to 66,000,000 of unsold securities previously registered on the registration statement on Form F-3 (File No. 333-225872) initially filed on 6/25/2018, including (i) $10,447 offset with the original filing of this Form F-3 on June 29, 2018, and (ii) $1,045 offset herewith.

Explanatory Note

The sole purpose of this amendment is to correct the Calculation of Registration Fee on the facing page of the registration statement, by revising the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors against all actions, proceedings, costs, charges, losses, damages and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to the form of indemnification agreements filed as Exhibit 10.3 to our F-1 registration statement (File No. 333-146605), as amended, initially filed with the SEC on October 10, 2007, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Any underwriting agreement entered into in connection with an offering of the ADSs will also provide for indemnification of our officers and directors in certain cases.

Item 9.	Exhibits

See Index to Exhibits beginning on page II-5 of this registration statement.

Item 10.	Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act , each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, People’s Republic of China, on July 12, 2018.

FANHUA INC.

By:	/s/ Chunlin Wang
Name:	Chunlin Wang
Title:	Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chunlin Wang	Chief Executive Officer and Chairman of the Board of Directors	July 12, 2018
Name: Chunlin Wang	(principal executive officer)

/s/ Peng Ge	Chief Financial Officer and Director	July 12, 2018
Name: Peng Ge	(principal financial and accounting officer)

*
Name: Yinan Hu	Director	July 12, 2018

*
Name: Yunxiang Tang	Independent Director	July 12, 2018

*
Name: Stephen Markscheid	Independent Director	July 12, 2018

*
Name: Allen Warren Lueth	Independent Director	July 12, 2018

*
Name: Mengbo Yin	Independent Director	July 12, 2018

*By:	/s/ Chunlin Wang
Name: Chunlin Wang
Attorney-in-fact

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Fanhua Inc., has signed this registration statement or amendment thereto in New York, New York, on July 12, 2018.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.3 of the Registrant’s Annual Report on Form 20-F (File No. 001-33768) filed with the Securities and Exchange Commission on April 19, 2017)

4.1	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 (File No. 333-146605), as amended, initially filed with the Securities and Exchange Commission on October 10, 2007)

4.3	Form of Deposit Agreement among the Registrant, the depositary and holders of the American depositary receipts (incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form F-1/A (File No. 333-146605), as amended, initially filed with the Securities and Exchange Commission on October 25, 2007)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

10.1	Share Purchase Agreement, dated March 29, 2017, between Fosun Industrial Holdings Limited and Fanhua Inc.(incorporated by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 20-F (File No.001-33768) with the Securities and Exchange Commission on April 19, 2017)

23.1*	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm

23.2*	Consent of KPMG Huazhen LLP, Independent Auditors of Sincere Fame International Limited

23.3*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.4*	Consent of Global Law Office

24.1*	Powers of Attorney (included as part of the signature page in Part II of this registration statement)

*	Previously filed

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